U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

    As filed with the Securities and Exchange Commission on _________, 2000

                               ARCHON GROUP, INC.

                 (Name of Small Business Issuer in its charter)

       Nevada                       5900                         59-3562712
-----------------------    ---------------------------   ----------------------
(State of Incorporation)   (Primary Standard Industrial  (I.R.S. Employer I.D.)
                               Classification No.)

                     908-885 West Georgia Street, 9th Floor
                          Vancouver, BC Canada V6C 3E8
                                 (604) 687-2298
            ---------------------------------------------------------
             (Address and telephone number of Registrant's principal
               executive offices and principal place of business)

                              Andrew Mah, President
                               Archon Group, Inc.
                     908-885 West Georgia Street, 9th Floor
                          Vancouver, BC Canada V6C 3E8
            ---------------------------------------------------------
                               Michael J. Daniels
                           557 East Sahara, Suite 221
                             Las Vegas, Nevada 89104
                                  (727)415-1630

           (Name, address, and telephone number of agent for service)
    ------------------------------------------------------------------------
                                   Copies to:

                          Daniels McGowan & Associates
                        1201 Allen Market Lane, Suite 200
                               St. Louis, MO 63104
                            Richard E. Daniels, Esq.
                               314-621-2728 Phone
                                314-621-3388 Fax

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. /---- /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /---- /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration statement for the same offering. /---- /

If the delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. /---- /

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. /---- /


                         CALCULATION OF REGISTRATION FEE

Title of Each                     Proposed         Proposed
Class of             Amount       Maximum          Maximum          Amount of
Securities to        to be        Offering Price   Aggregate        Registration
be Registered        Registered   Per Share        Offering Price   Fee
-------------------  ----------   ---------------  --------------   ------------

Common Stock,        11,393,250      $.003           $37,000*           $10
$.0005 par value

* Estimated solely for purposes of calculating the registration fee.
---------------------------------------------------------------------------
-----

We may amend this registration statement on such date or dates as may be necessary to delay its effective date until we file a further amendment which specifically states that this registration statement shall later become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement becomes effective on a date that the Securities and Exchange Commission, acting under Section 8(a), may determine.

                               ARCHON GROUP, INC.
                              CROSS REFERENCE SHEET

                                     PART I

Form SB-2 Item                                            Caption in Prospectus

Item 1. Front of Registration Statement and               Front of Registration Statement and
                Outside Front Cover of Prospectus . . . . Outside Front Cover of Prospectus
Item 2. Inside Front and Outside Back Cover. . . . . . . .Inside Front and Outside Back Cover
               Pages of Prospectus                        Pages of Prospectus
Item 3. Summary Information and Risk Factors. . . . . . . Prospectus Summary; Risk Factors
Item 4. Use of Proceeds   . . . . . . . . . . . . . . . . Use of Proceeds
Item 5. Determination of Offering Price .  . . . . .  . . Determination of Offering Price
Item 6. Dilution  . . . . . . . . . . . . . . . . . . . . Not Applicable
Item 7. Selling Shareholders  . . . . . . . . . . . . . . Selling Shareholders
Item 8. Plan of Distribution . . . . . . . . . . . . . . .Plan of Distribution
Item 9. Legal Proceedings . . . . . . . . . . . . . . .  .Business-Legal Proceedings
Item 10. Directors, Executive Officers,
               Promoters and Control Persons .  . . . . . Management
Item 11. Security Ownership of Certain Beneficial
              Owners and Management . . . . . . . . . . . Management-Principal Shareholders
Item 12. Description of Securities . . . . . . . . . . . .Description of Securities
Item 13. Interest of Named Experts and Counsel. . . . . . Interest of Named Experts and Counsel
Item 14. Disclosure of Commission Position on
               Indemnification . . . . . . . . . . . . . .Indemnification of Officers and Directors
Item 15. Organization Within Last Five Years  . . . . . . Certain Transactions
Item 16. Description of Business . . . . . . . . . . . . .Business
Item 17. Management's Discussion and Analysis or
              Plan of Operation                           Management's Discussion and Analysis of
                                                          Financial Conditions and Plan of Operation


Item 18. Description of Property . . . . . . . . . . . . .Business-Properties
Item 19. Certain Relationships and
              Related Transactions . . . . . . . . . . . .Certain Transactions
Item 20. Market for Common Equity and Related
              Stockholder Matters . . . . . . . . . . . . Market Information
Item 21. Executive Compensation . . . . . . . . . . . . . Management-Executive Compensation
Item 22. Financial Statements . . . . . . . . . . . . . . Financial Statements
Item 23. Changes In and Disagreements
              With Accountants on Accounting
               and Financial Disclosure . . . . . . . . . Not Applicable


                                     PART II


Item 24. Indemnification of Officers and Directors. . . . Indemnification of Directors and Officers
Item 25. Other Expenses of Issuance and Distribution . . .Other Expenses of Issuance and Distribution
Item 26. Recent Sales of Unregistered Securities . . . . .Recent Sales of Unregistered Securities
Item 27. Exhibits . .  . . . . . . . . . . . . . . . . . .Exhibits
Item 28. Undertakings . . . . . . . . . . . . . . . . . . Undertakings





















                 SUBJECT TO COMPLETION, DATED ____________, 2000

                                   PROSPECTUS

                               ARCHON GROUP, INC.

                       11,393,250 SHARES OF COMMON STOCK

This Prospectus covers the issuance of stock in connection with the merger of Quantum Net, Inc. and The Harrison Corp., now known as Archon Group, Inc. ("Archon"), a Nevada corporation.

The merger occurred on the 4th day of August 2000 and additional stock was issued to Quantum Net, Inc. shareholders of record as of that date. This Prospectus also covers the resale, from time to time, of up to 11,393,250 shares of common stock of Archon, in the over-the-counter market, at prevailing market prices, at negotiated prices, or otherwise.

Archon will not be receiving any of the proceeds from the sale of the shares by Selling Shareholders, but will bear all of the expenses of the registration of the shares.

Archon's common stock is not currently listed or quoted on any quotation medium.




SEE "RISK FACTORS" BEGINNING ON PAGE 3 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE SHARES.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE ARE NOT ALLOWED TO SELL THE COMMON STOCK OFFERED BY THIS PROSPECTUS UNTIL THE REGISTRATION STATEMENT THAT WE HAVE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") BECOMES EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL OUR STOCK NOR DOES IT SOLICIT OFFERS TO BUY OUR STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



               The date of this Prospectus is _________, 2000.

                               TABLE OF CONTENTS
                                                                            Page
Prospectus Summary.............................................................1
Selected Financial Data........................................................1
Risk Factors...................................................................3
Use of Proceeds................................................................6
Market for Common Equity and Related Stockholder Matters ......................6
Determination of Offering Price................................................6
Selling Shareholders...........................................................7
Plan of Distribution...........................................................8
Legal Proceedings..............................................................9
Directors, Executive Officers, Promoters
           and Control Persons.................................................9
Business Experience of Directors...............................................9
Security Ownership of Certain
Beneficial Owners and Management..............................................11
Description of Securities.....................................................12
Shares Eligible for Future Sale...............................................13
Interest of Named Experts and Counsel.........................................13
Transfer Agent and Registrar..................................................13
Disclosure of Commission Position on
           Indemnification for Securities Act Liabilities.....................13
Description of Business.......................................................14
Managements Discussion and Analysis of Financial Condition
           and Results of Operations..........................................14
Plan of Operations In-General.................................................15
Description of  Property......................................................16
Certain Relationships and Related Transactions................................16
Executive Compensation .......................................................17
Additional Information .......................................................17

Until 90 days after the effective date, all dealers that effect transactions in these shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, sales representative or any other person has been authorized to give any information or to make any representations in connection with the offering described in this prospectus other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by Archon. Neither the delivery of this prospectus nor any sale made pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the affairs of Archon since the date of this prospectus or that the information contained in it is correct as of any time subsequent to its date.

                               PROSPECTUS SUMMARY

Archon Group, Inc.

The following summary does not contain all the information that may be important to you. You should read this entire prospectus carefully, especially "Risk Factors" and the financial statements and related notes included elsewhere in this prospectus, before deciding to invest in shares of our common stock. This prospectus contains forward-looking statements that are based upon the beliefs of our management, but involve risks and uncertainties. Our actual results or experience could differ significantly from the results discussed in the forward-looking statements.

Our company, Archon Group, Inc. ("the Company" or "Archon"), was incorporated in Nevada on February 10, 1999 to market products through the Internet. The founder and former President, Michael J. Daniels, saw the need for good products and services to be marketed via the world wide web and sought opportunities through companies that had the ability to sell and deliver in a timely fashion. While developing the business, a merger with Quantum Net, Inc. was completed and a name change to Archon Group, Inc. was accomplished. Upon the merger, Mr. Andrew Mah assumed the official duties as President of the corporation and brought the corporation on its present path of selling items from the various artists and associations that belong to Asiacue.com. Asiacue.com is an informational web site that currently promotes Chinese government sanctioned artists from a variety of Chinese artist associations such as the China Writers Association, Film Association, Theater Association and many others. Archon has signed strategic alliances to bring the project forward and generate revenues for the Ministry of Culture and Archon. The strategic alliances with Asiacue, the China Federations of Literary and Art Circles (CFLAC) and ZhongLian International Cultural Development Co. Ltd. allow Archon to operate in China through the official licenses held by ZhongLian.

The Offering

Archon previously issued 28,918,250 shares of its stock. This prospectus covers any resale of the following shares.

Common Stock Registered for Resale                     11,393,250
Common Stock Outstanding prior to the Offering         28,918,250
Common Stock Outstanding after the Offering            28,918,250


                            SELECTED FINANCIAL DATA

The following selected financial date should be read in conjunction with "Management's Discussion and Analysis of the Financial Condition and Plan of Operations", and the Financial Statements, including the Notes thereto, included elsewhere in this Prospectus. The statement of operations data for the seven months ended July 31, 2000 and the year ended December 31, 1999 and the balance sheet data at July 31, 2000 and December 31, 1999 are derived from the company's Financial Statements, which have been audited by the Company's independent auditors, included elsewhere in this Prospectus, and include all adjustments that Archon considers necessary for a fair presentation of the financial position and results of operations at that date and for such periods.

BALANCE SHEET DATA:



                                                           July 31, December 31,
                                                           --------------------
                                                             2000        1999
                                                           --------     -------

Assets: ...............................................    $   --       $  --
                                                           ========     =======

Liabilities - Accounts Payable ........................    $   --       $  --
                                                           --------     -------

Stockholders' Equity:
  Common Stock, Par value $.0005
    Authorized 50,000,000 shares,
    Issued 26,640,000 shares at July 31, 2000
    and 17,389,750 at December 31, 1999 ...............      13,320       8,695
  Paid-In Capital .....................................        --          --
  Deficit Accumulated During the
    Development Stage .................................     (13,320)     (8,695)
                                                           --------     -------

Total Stockholders' Equity ............................        --          --
                                                           --------     -------

Total Liabilities and
    Stockholders' Equity ..............................    $   --       $  --
                                                           ========     =======


STATEMENT OF OPERATIONS DATA:



                                                                      Cumulative
                                                                        since
                                                                    February 10,
                                         Seven Months For the year      1999
                                              Ended       ended     inception of
                                             July 31,   December 31, development
                                              2000         1999         stage
                                             -------      -------      --------
Revenues: ..............................     $  --        $  --        $   --

Expenses: ..............................       4,625        8,695        13,320
                                             -------      -------      --------

     Net Loss ..........................     $(4,625)     $(8,695)     $(13,320)
                                             -------      -------      --------

Basic & Diluted loss per share .........     $  --        $  --
                                             =======      ========

                                  RISK FACTORS

An investment in our Common Stock offered hereby is speculative in nature and involves a high degree of risk. In addition to the other information contained in this prospectus, the following factors should be considered carefully before making any investment decisions with respect to purchasing our Common Stock. This prospectus contains, in addition to the lack of historical information, forward-looking statements that involve risks and uncertainties. Archon's actual results may differ materially from the results discussed in the forward-looking statements. Factors that might cause or contribute to such difference include, but are not limited to, those discussed below, as well as those discussed elsewhere in this prospectus.

Our business has not shown a profit. Since we commenced operations in February of 1999, we have accumulated a negligible net loss through the present. Although we expect to be profitable for the year ending December 31, 2001, we cannot assure that a year-end profit will be realized or that profitability will continue in the future.

While we have no debt as of September 30, 2000, other than the monies expended by key individuals to move the operation forward, it is anticipated that the securing of equipment and contracts to move the company forward, along with the necessary personnel, some debt will be accumulated. This debt will be partially retired upon the completion of the offering.

Other factors to be included in a risk analysis are the lack of operating history, no recent profits from operations, poor financial condition due to the lack of capital, the industry of using the world wide web for sales and the fact that there has been some retrenchment in the financial markets that could affect the liquidity of the stock.

The recent history of companies operating in the high-tech world of the Internet, has shown the true volatility of the industry. The inability of companies to be profitable and continue operations has proven that success in the industry is not guaranteed just because it is an Internet company.

While the industry has suffered, the specific niche the company is entering also carries with it a high degree of risk. The political climate in China is very poor. This goes hand in glove with the relationships that exist within the whole of Asia. Whether Asia, specifically China, can improve their international acceptance leaves the business climate in a state of uncertainty. Within this macro climate of Asia, there exists a micro climate of a lack of management expertise that exists within China. These factors cannot be ignored, especially when the language barrier itself lends credence to the fact that it has been difficult at best for the Chinese to integrate into the international business arena called the Internet.

As the political climate goes, so goes the business climate. This is another reason for caution. In a part of the world where unrest and conflict have persisted through time, business ventures remain extremely difficult. The fragile state of affairs on an inter and intra county scale leaves the fortunes of businesses in the position where they may not control their own destiny.

If we lose our key personnel, our business may suffer. We depend substantially on the continued services and performance of our senior management and, in particular, their contacts and relationships with the Chinese government and various agencies. Our business may be hurt if one or more of our senior management or key employees leave Archon. We do not have an employment agreement with any of our key executive personnel. If we lose the services of any of these executive officers or other key employees, we may not be able to attract and retain additional qualified personnel to fill their positions in the future.

We are smaller than most of our national competitors and, consequently, we may lack the financial resources to enter new markets or increase existing market share. We compete with many companies marketing products similar to the ones we sell. Most of these companies have longer histories, more products and greater name recognition and more financial resources than we do.

If our information technology systems fail, we would not be able to conduct our day-to-day business. Depending upon the severity and duration of the failure and our ability to remedy the cause, our business could be hurt. If our Information Technology systems fail, our operations could suffer. Our business is very dependent upon Information Technology and its related systems to manage and operate many of our key business functions, including:

     o order processing;
     o customer service;
     o distribution of products;
     o cash receipts and payments
     o marketing inventory


There are state regulations which might affect the transferability of Archon's shares. Archon has not registered its shares for resale under the securities or "blue sky" laws of any state and has no plans to register or qualify its shares in any state. Current shareholders, and persons who desire to purchase the shares in any trading market that may develop in the future, should be aware that there may be significant state restrictions upon the ability of new investors to purchase the securities.

SEC and "blue sky" laws, regulations, orders, or interpretations place limitations on offerings or sales of securities by development stage companies, or if such securities represent "cheap stock" previously issued to promoters or others. These limitations typically provide, in the form of one or more of the following limitations, that such securities are:

o  not eligible for sale under exemption  provisions  permitting sales
   without   registration   to   accredited   investors  or  qualified
   purchasers;
o not eligible for the transactional exemption from registration for non-issuer transactions by a registered broker-dealer;
o not eligible for registration under the simplified small corporate offering registration (SCOR) form available in many states;
o required to be placed in escrow and the proceeds received held in escrow subject to various limitations; or
o not permitted to be registered or exempted from registration, and thus not permitted to be sold in the state under any circumstances.


Virtually all 50 states have adopted one or more of these limitations, or other limitations or restrictions affecting the sale or resale of stock of development stage companies, or "cheap stock" issued to promoters or others.

Specific limitations on offering by development stage companies have been adopted in:



Alaska                      Maryland                   Rhode Island
Arkansas                    Nebraska                   South Carolina
California                  New Mexico                 South Dakota
Delaware                    Ohio                       Tennessee
Florida                     Oklahoma                   Utah
Georgia                     Oregon                     Vermont
Idaho                       Pennsylvania               Washington
Indiana


Archon's selling efforts, and any secondary trading market which may develop, may only be conducted in those jurisdictions where an applicable exemption is available or where the shares have been registered.


                           FORWARD-LOOKING STATEMENTS

This prospectus contains statements that plan for or anticipate the future. Forward-looking statements include statements about the future of the Internet industry, statements about our future business plans and strategies, and most other statements that are not historical in nature. In this prospectus, forward-looking statements are generally identified by the words "anticipate," "plan," "believe," "expect," "estimate," and the like. Because forward-looking statements involve future risks and uncertainties, there are factors that could cause actual results to differ materially from those expressed or implied. For example, a few of the uncertainties that could affect the accuracy of forward-looking statements include:

(A) changes in general economic and business conditions affecting the world wide web industry;

(B) our ability to design, order and stock merchandise that appeals to our customers;

(C)  technical developments that make our services obsolete;

(D)  our costs in the pricing of our products;

(E)  the level of demand for our products; and

(F) changes in our business strategies.

                                USE OF PROCEEDS

The principal purpose of this registration statement is to create a more liquid public market for Archon's common stock. Upon the effectiveness of this registration statement, a portion of Archon's outstanding shares of common stock will be registered for resale under the Securities Act. While Archon will bear the expenses of the registration of the shares, Archon will not realize any proceeds from any actual resale of the shares that might occur in the future. All proceeds from any resale will be received by the Selling Shareholders.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Prior to this offering, the Company's common shares have never been freely traded and there is no public market for its stock. No assurance can be given that an active public market will develop or be sustained after the offering. There also can be no assurance that the Company's securities will be quoted on any recognized quotation medium. The offering price of the shares has been arbitrarily determined by the Company. The trading price of the securities could be subject to wide fluctuations in response to quarter-to- quarter variations in operating results, announcements, and other events or factors. In addition, the stock market has from time to time experienced extreme price and volume fluctuations which have particularly affected the market price for many companies and which often have been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the securities.

The Company's securities are not currently quoted on any recognized quotation medium. While there can be no assurance that any public market will ever develop for the company's stock, if such a market should develop, trading the company's common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-NASDAQ equity security that has a market price of less than $5.00 per share, subject to certain exceptions). Such rules require the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. The additional burdens imposed upon broker- dealers by such requirements may discourage them from effecting transactions in the Company's securities, which could severely limit the liquidity of the Company's securities and the ability of purchasers in this Offering to sell such securities in the secondary market.

                        DETERMINATION OF OFFERING PRICE

Offering Price has been arbitrarily determined by management. The offering price of the Common Stock has been arbitrarily determined by us and may not be indicative of the price at which shares of Common Stock will sell after this offering. In determining the offering price, our Board of Directors considered, among other things, our earnings, its view of our prospects, the earnings of comparable publicly traded Internet companies and the trading price of the stock of those companies. We make no representations as to any objectively reasonable value of the Common Stock. Since we have not retained an underwriter for purposes of this offering, the offering price has not been subject to evaluation by any third party as would be the case in an underwritten offering. Prices for the shares of our Common Stock after this offering will be determined in the available market and may be influenced by many factors, including the depth and liquidity of the market for our Common Stock, the perception of Archon by other investors, the Internet industry as a whole, and general economic and market conditions.

Our Business is subject to compliance with Various Government Regulations. We are subject to regulation by numerous governmental agencies, the most active of which is the Securities and Exchange Commission (the "SEC"), which will regulate our status as a fully reporting company.


                              SELLING SHAREHOLDERS

The following table sets forth certain information as of the date of this prospectus, with respect to the selling shareholders for whom Archon is registering shares for resale to the public. The shares listed in the table were issued to Archon Group, Inc. for cash at $.0005 (par value) per share. There are no known relationships between any of the shareholders, or Archon's Management.



                                    Method of
                          Date of   Original      Shares        Maximum No.
                          Original  Issuance      Beneficially  of Shares to be
      Name of             Issue/    (i.e.purchase Owned Prior   Sold Pursuant to
  Security Holder         Purchase  gift, etc.)   to Offering   this Prospectus
-----------------------   --------   -----------   ---------     ---------

Regency Financial
Group ....................   08-04-00   purchase      1,360,000   1,360,000
Berkshire Capital
Management Co. Inc. ......   08-04-00   purchase      1,653,250   1,653,250
Thomas Hartwick ..........   08-04-00   purchase      2,000,000   2,000,000
Gina Della Femina ........   08-04-00   purchase        100,000     100,000
Steven A. Sanders ........   08-04-00   purchase        100,000     100,000
Laurence D. Paredes ......   08-04-00   purchase         15,000      15,000
Timothy Matula ...........   08-04-00   purchase      2,080,000   2,080,000
John C. Sypek ............   08-04-00   purchase         25,000      25,000
John M. Peragine .........   08-04-00   purchase        525,000     525,000
James Mylock, Jr .........   08-04-00   purchase        525,000     525,000
Andreas Lintzeris ........   08-04-00   purchase        525,000     525,000
Jon Callahan .............   08-04-00   purchase        525,000     525,000
Daniel Grieco ............   08-04-00   purchase         10,000      10,000
Amanda E. Johnson ........   08-04-00   purchase        525,000     525,000

                                Method of
                      Date of   Original       Shares         Maximum No.
                      Original  Issuance       Beneficially   of Shares to be
     Name of          Issue/    (i.e.purchase  Owned Prior    Sold Pursuant to
 Security Holder      Purchase  gift, etc.)    to Offering    this Prospectus
-------------------   --------   -----------    ---------     ---------


Milton Izizarry ....     08-04-00     purchase     525,000     525,000
Lamar Jensen .......     02-10-99     purchase     780,000     780,000
Diane J. Harrison ..     02-10-99     purchase         500         500
Dawn M. Koerner ....     02-10-99     purchase         500         500
Stefani L. Pito ....     02-10-99     purchase         500         500
William B. & Belvey
D. Harrison, II ....     02-10-99     purchase         500         500
Greg Alan & Donna L.
Corlyn .............     02-10-99     purchase         500         500
Daniel J. Terzo ....     02-10-99     purchase         500         500
Mark & Deborah
Kepes ..............     02-10-99     purchase         500         500
Debra Hensen .......     02-10-99     purchase         500         500
Sandra K. Taunton ..     02-10-99     purchase         500         500
Lynette Wade .......     02-10-99     purchase         500         500
Eileen Daniels .....     02-10-99     purchase         500         500
Lydia Metzger ......     02-10-99     purchase         500         500
Michael J. Daniels .     02-10-99     purchase     114,000     114,000


All of the shares offered by this prospectus may be offered for resale, from time to time, by the Selling Shareholders, pursuant to this prospectus, in one or more private or negotiated transactions, in open market transactions in the over-the-counter market, or otherwise, or by a combination of these methods, at fixed prices that may be changed, at market prices prevailing at the time of the sale, at prices related to such market prices, at negotiated prices, or otherwise. The Selling Shareholders may effect these transactions by selling their shares directly to one or more purchasers or to or through broker-dealers or agents. The compensation to a particular broker-dealer or agent may be in excess of customary commissions. Each of the Selling Shareholders may be deemed an "underwriter" within the meaning of the Securities Act in connection with each sale of shares. The Selling Shareholders will pay all commissions, transfer taxes and other expenses associated with their sales.


                              PLAN OF DISTRIBUTION

To our knowledge, none of the Selling Shareholders has made any arrangement with any brokerage firm for the sale of the shares. We have been advised by the Selling Shareholders that they presently intend to dispose of the shares through broker-dealers in ordinary brokerage transaction at market prices prevailing at the time of sale.

Any broker-dealers or agents who act in connection with the sale of the shares may be deemed to be
underwriters.  Any  discounts,   commissions  or  concessions  received  by  ant
broker-dealers or agents may be deemed to be underwriting discounts and commissions under the Securities Act.

Archon has not registered its shares for resale under the securities or "blue sky" laws of any state. Current shareholders and persons who desire to purchase the shares in any trading market that may develop in the future, should be aware that there may be significant state "blue sky" restrictions upon the ability of new investors to purchase the securities. These restrictions could reduce the size of any potential trading market. Under federal law, non-issuer trading or resale of Archon's common stock may be exempt from most state registration or qualification requirements. However, some states may continue to restrict the ability to register or qualify Archon's common stock for both initial sale and secondary trading by regulations prohibiting or imposing limitations on the sale of securities of development stage issuers.


                                LEGAL PROCEEDINGS

We are not a party to any legal proceedings.


                    DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
                              AND CONTROL PERSONS

We currently have no paid full time employees. The management team consisting of the following individuals is conducting the business of the company:



             NAME                    POSITION                                AGE
-------------------------------      ----------------------------------      ---
Andrew Mah ....................      President/Director                       35
Daniel Yu .....................      Director of Operations                   26
James Tutton ..................      Corporation Secretary                    61
Philip Toy ....................      Corporate Treasurer                      48
Li, Yinghong ..................      Marketing Manager (Proposed)            UNK
Wang, Chenglin ................      Chief Financial Officer (Proposed)      UNK
Li, Yangxin ...................      Vice President (Proposed)               UNK
Tu, Yunan .....................      Chief Technical Officer (Proposed)      UNK
Chen, Jiangmao ................      Steering Board Member (Proposed)        UNK


BUSINESS EXPERIENCE OF DIRECTORS

Andrew Mah is the President and a Director and has served in those capacities since the inception of the merged company Quantum Net, Inc. and has assumed those positions upon the merger with the Harrison

Corp., now Archon Group, Inc. Mr. Mah received his education at Simon Frasier University in Business Administration and Finance. His further education was at the Columbia Institute of Technology. He has also completed the Canadian Securities Course. Mr. Mah has a broad range of experience including positions in private industry as well as government work. His government tenure included a position with Government of British Columbia for more than ten years. Mr. Mah served on the Board of Directors of several different companies and most recently was a director with Sakon International Investments Ltd. Specific companies he has been employed by are Pacific Gaming Ltd.; BC Gaming Commission, Ministry of Attorney General, Provincial Government of BC; GameStar Entertainment, Inc.; Crystal Hill Management, Ltd.; Hebei Glacier Breweries (China); and Celestial Investments Ltd.

Daniel Yu, Director of Operations, received his education at the Beacom College (Sister of Berkley) and New York University. Mr. Yu began his career at Jennifer Daniels in New York City and progressed to President of Xtreme Technologies Group in New York City. Mr. Yu was instrumental in eliminating the corporations yearly loss of over $100k to operating in the black. He specifically developed new products that increased earnings by 100%. He further assisted the company in moving from computer hardware to consulting and web design.

James Tutton, Secretary, received his B.Com in 1965 in Estate Management at Urban Land Economics University of British Columbia. In 1968 he joined Wolstencroft Agencies Ltd. As Assistant to the President. Then in 1969 he purchased the company from James Wolstencroft in 1969. He has held numerous directorships in public companies and has extensive professional memberships and associations. He has been a Director in the following corporations: Canplats Resources Corporation; Consolidated first Fund Capital Corp.; Cross Lake
Minerals Ltd; East West Resource Corp.; Horseshoe Gold Mining Inc.; International Sinstate Ventures Ltd.; New Nadina Explorations Limited; NovaDx International Corp.; and Telelink Communication Corp.

Mr. Philip Toy, Treasurer, is a graduate of the University of Manitoba and is a Certified Management Accountant with over twenty years experience. His most recent experience was as a partner in the firm of Philip Toy & Co., an accounting firm. His prior experience was with Laventhol, Horwath, Doan & Raymond and Campbell Mining Corp. He was a director in Pacific Minesearch, Ltd.

Li, Yinghong received her undergraduate degree at Fudan University in 1998. She has been working in the marketing department of U.S. Bao Long Imports & Exports Co. Ltd., Beijing subsidiary since 1998. From 1995 to 1998 she was employed by Ningxia Metals & Mineral Imports & Exports Company as the International Marketing Manager. Her proposed position is that of Manager Marketing Department.

Wang, Chenglin graduated with a degree in accounting from Shanghai University of Finance and Economics. For two years he taught undergraduate and graduate students in accounting. Since 1992 he has been working as a Chief Financial Officer at Hainan Provincial Securities Company. His proposed position is that of Chief Financial Officer.

Li,  Yangxin  graduated from Nanjing  Aeronautics &  Astronautics  University in
1982. He was employed by the Research Institute of Ministry of Aerospace Industry from 1982 to 1988 and worked in Computer Research Institute of Ministry of Machine Building & Electronics Industry from 1988 to 1995. Presently he is the President of Huacheng Computer Co. Ltd. His proposed position is Vice-President.

Tu, Yuyan has an MS in Computer Science. He has been working as the Manager of Development Department of Beijing BoShijie Electrical Research Institute since 1996. He was employed as Manager of

Development Department Beijing Yinyan Automation Controlling Co Ltd from 1989 to 1996 and as a researcher in Research Institute of Ministry of Aerospace Industry from 1983 to 1986. His proposed position is Chief Technical Officer.

Chen, Jiangmao is the President of Shanghai Runtong Investment Consulting Co Ltd. After graduating from Shanghai Huadong Normal University with an M.A. in International Finance in 1990, he lectured in Shanghai University before working as General Manager of Trust & Investment Co Ltd Shanghai Office of the Construction Bank of China. His proposed position is that of Steering Board Member, Association Liaison Manager.


                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to Archon Group, Inc. regarding beneficial ownership of Archon's common stock at October 15, 2000 and as adjusted to reflect the sale of the shares of common stock in this offering by:

o each person known by Archon to be the beneficial owner of more than 5% of Archon's common stock;

o each of Archon's directors and executive officers; and

o all executive officers and directors as a group.



                              Percentage of Outstanding
                              Shares        Common         After Offering
Name and Address of           Beneficially  Stock Prior to
Beneficial Owner .........    Owned (1)     Offering    Minimum  Maximum

Berkshire Capital
Management Co., Inc. ...........
670 White Plains Rd ............
Suite 120
Scarsdale, NY 10583 ............1,653,250       5.72%    5.72%    5.72%
Timothy Matula
3639 211th Place NE
Redmond, WA 98053 ..............2,080,000       7.19%    7.19%    7.19%
Thomas Hartwick
3639 211th Place NE
Redmond, WA 98053 ..............2,000,000       6.92%    6.92%    6.92%
All Officers and Directors as ..2,453,500       8.48%    8.48%    8.48%
a group (4 in number)

(1) The information contained in this table with respect to beneficial ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act. All information with respect to the beneficial ownership of any shareholder has been furnished by such shareholder and, except as otherwise indicated or pursuant to community property laws, each shareholder has sole voting and investment power with respect to shares listed as beneficially owned by such shareholder. Pursuant to the rules of the Commission, in calculating percentage ownership, each person is deemed to beneficially own shares subject to options or warrants exercisable within 60 days of the date of this Prospectus, but shares subject to options or warrants owned by others (even if exercisable within 60 days) are deemed not to be outstanding.


                           DESCRIPTION OF SECURITIES

The Articles of Incorporation authorize capital stock consisting of 50,000,000 shares of common stock, $0.0005 par value.

Common Stock

As of October 15, 2000, there were 28,918,250 shares of common stock issued and outstanding that were held of record by approximately 48 shareholders.

Each outstanding share of common stock is entitled to one vote on all matters to be submitted to a vote of shareholders, except that, upon giving the notice required by law, shareholders may cumulate their votes in the election of directors. Holders do not have preemptive rights, so we may issue additional shares that may reduce each holder's voting and financial interest in our company. The right of holders of our common stock to receive dividends may be restricted by the terms of any shares of our preferred stock issued in the future. If we were to liquidate, dissolve, or wind up our affairs, holders of common stock would share proportionately in our assets that remain after payment of all of our debts and obligations and after any liquidation payments with respect to preferred stock.

Preferred Stock

There is no provision in the Articles of Incorporation for preferred stock at this time.

Dividends

We don't plan to pay dividends at this time. We don't expect to pay dividends on common stock anytime soon. We expect to use all earnings, and the proceeds from this offering, to pay outstanding debt and to develop our business. Our board will decide on any future payment of dividends, depending on our results of operations, financial condition, capital requirements, and any other relevant factors.

Presently in the By-laws there are two provisions that could delay a change in control of the company. There is a provision for a staggered board of directors. There are three (3) members to be elected annually until the board is full. Second, there is a super majority voting provision regarding takeovers. A super majority of seventy-five percent (75%) is required to approve a takeover by another person or entity.

Convertible Notes
There are no convertible notes outstanding at this time.

                        SHARES ELIGIBLE FOR FUTURE SALE

Upon the effectiveness of this registration statement, Archon will have 11,393,250 shares of common stock outstanding and registered for resale by the Selling Shareholders in accordance with the Securities Act of 1933.
Prior to this offering, no public trading market has existed for shares of Archon common stock. The sale, or availability for sale, of substantial amounts of common stock in the public trading market could adversely affect the market prices for Archon's common stock.


                     INTEREST OF NAMED EXPERTS AND COUNSEL

The law firm of Daniels McGowan & Associates of 1201 Allen Market Lane, Suite 200, St. Louis, Missouri 63104, phone (314) 621-2728, Richard E. Daniels, Esq., has been retained to advise the company regarding this filing.

The audited financial statements of Archon Group, Inc. included in this Prospectus and elsewhere in the Registration Statement have been audited by Robison, Hill & Co., 1366 East Murray-Holladay Road, Salt Lake City, Utah, phone
(801) 272-8045 independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance given upon their authority of said firm as experts in accounting and auditing.


                          TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for our common stock is Signature Stock Transfer, Inc., 14675 Midway Road, Suite 221, Addison, Texas 75001; telephone:
972-788-4193.


                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 78(1)(2)(3) & (4) of the Nevada Revised Statutes (the "NRS") permits corporations to indemnify a Director, Officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation and By-laws do not include such a provision automatically indemnifying an Director, Officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Our By-laws, Article X Section 3, do permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not Nevada law would permit indemnification.

We are not obligated to indemnify the indemnitee with respect to (a) acts, omissions or transactions from which the indemnitee may not be relieved of liability under applicable law, (b) claims initiated or brought voluntarily by the indemnitee and not by way of defense, except in certain situations, (c) proceedings instituted by the indemnitee to enforce the Indemnification Agreements which are not made in good faith or are frivolous, or (d) violations of Section 16(b) of the Securities Exchange Act of 1934 or any similar statute.

While not requiring the maintenance of directors' and officers' liability insurance, if there is such insurance, the indemnitee must be provided with the maximum coverage afforded to Directors, officers, key employees, agents or fiduciaries if indemnitee is a Director, officer, key employee, agent or fiduciary, respectively. Any award of indemnification to an agent would come directly from our assets, thereby affecting a stockholder's investment.

These indemnification provisions may be broad enough to permit indemnification of our officers and Directors for liabilities (including reimbursement of expenses) arising under the Securities Act.


                            DESCRIPTION OF BUSINESS

Our company, Archon Group, Inc. ("the Company" or "Archon"), was incorporated in Nevada on February 10, 1999 to market products through the Internet. The founder and former President, Michael J. Daniels, saw the need for good products and services to be marketed via the world wide web and sought opportunities through companies that had the ability to sell and deliver in a timely fashion. While developing the business, a merger with Quantum Net, Inc. was completed and a name change to Archon Group, Inc. was accomplished. Upon the merger, Mr. Andrew Mah assumed the official duties as President of the corporation and brought the corporation on its present path of selling items from the various artists and associations that belong to Asiacue.com. Asiacue.com is an informational web site that currently promotes Chinese government sanctioned artists from a variety of Chinese artist associations such as the China Writers Association, Film Association, theater Association and many others. Archon has signed strategic alliances to bring the project forward and generate revenues for the Ministry of Culture and Archon. The strategic alliances with Asiacue, the China Federations of Literary and Art Circles (CFLAC) and ZhongLian International Cultural Development Co. Ltd. allow Archon to operate in China through the official licenses held by ZhongLian.


                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The  following  discussion  should  be read in  conjunction  with the  Company's
Consolidated Financial Statements, including the Notes thereto, appearing elsewhere in this Prospectus.

                                COMPANY OVERVIEW

The Company was organized on February 10, 1999, and has never commenced operations. The Company's common stock is not listed on any recognized exchange or quoted on any quotation medium.


                         PLAN OF OPERATIONS-IN GENERAL

The Company was organized for the purpose of creating a corporate vehicle to seek, investigate and, if such investigation warrants, acquire an interest in one or more business opportunities presented to it. At this time, the Company has completed a merger with a New York company, and the Company has identified a specific business that it has targeted for operations. No member of Management or promoter of the Company has had any material discussions with any other company with respect to any acquisition of that company. The Company will not restrict its search to any specific business, industry or geographical location, and the Company may participate in a business venture of virtually any kind or nature. The discussion of the proposed business under this caption and throughout is purposefully general and is not meant to be restrictive of the Company's virtually unlimited discretion to enter into other potential business opportunities related to the Internet. The Company's plan of operations over the next 12 months includes the seeking of acquisition or merger opportunities. During the next twelve months, the Company plans to satisfy its cash requirements by additional equity financing. There can be no assurance that the company will be successful in raising additional equity financing, and, thus, be able to satisfy its cash requirements, which primarily consist of legal and accounting fees at the present time. If the company is not able to raise equity capital, and it presently has no cash with which to satisfy any future cash requirements. The company will need a minimum of $30,000 to satisfy its cash requirements for the next 12 months. The company will not be able to operate if it does not obtain equity financing. The Company has no current material commitments. The Company depends upon capital to be derived from future financing activities such as subsequent offerings of its stock. There can be no assurance that the Company will be successful in raising the capital it requires. The company does not anticipate any further research and development of any products, nor does it expect to incur any research and development costs. The company does not expect the purchase or sale of plant or any significant equipment, and it does not anticipate any change in the number of its employees. The Company has no current material commitments. The Company has generated no revenue since its inception.

The Company is still considered to be a development stage company, with no significant revenue, and is dependent upon the raising of capital through placement of its common stock. There can be no assurance that the Company will be successful in raising the capital it requires through the sale of its common stock.

Management anticipates that it will only participate in one business venture. This lack of diversification should be considered a substantial risk in investing in the Company because it will not permit the Company to offset potential losses from one venture against gains from another. The Company may seek business opportunity with firms that commenced operations. The Company may purchase assets and establish wholly owned subsidiaries in various businesses or purchase existing businesses as subsidiaries. Potentially available business opportunities may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. As is customary in the industry, the Company may pay a finder's fee for locating an acquisition prospect. If any such fee is paid, it will be approved by the Company's Board of Directors and will be in accordance with the industry standards. Such fees are customarily between 1% and 5% of the size of the transaction, based upon a sliding scale of the amount involved. Such fees are typically in the range of 5% on a $1,000,000 transaction ratably down to 1% in a

$4,000,000 transaction. Management had adopted a policy that such a finder's fee or real estate brokerage fee could, in certain circumstances, be paid to any employee, officer, director or 5% shareholder of the Company, if such person plays a material role in bringing a transaction to the Company. As part of any transaction, the acquired company may require that Management or other stockholders of the Company sell all or a portion of their shares to the acquired company, or to the principals of the acquired company. It is anticipated that the sales price of such shares will be lower than the anticipated market price of the Company's Common Stock at such a time. The Company's funds are not expected to be used for purposes of any stock purchase from insiders. The Company shareholders will not be provided the opportunity to approve or consent to such sale. The opportunity to sell all or a portion of their shares in connection with an acquisition may influence management's decision to enter into a specific transaction. However, management believes that since the anticipated sales price will potentially be less than market value, that the potential of a stock sale will be a material factor in their decision to enter a specific transaction. The above description of potential sales of management stock is not based upon any corporate By-laws, shareholder or board resolution, or contract or agreement. No other payments of cash or property are expected to be received by Management in connection with any acquisition. The Company has not formulated any policy regarding the use of consultants or outside advisors, but does not anticipate that it will use the services of such persons.


                            DESCRIPTION OF PROPERTY

The principal location of the company is 908-885 West Georgia Street, 9th Floor, Vancouver, BC, Canada V6C 3E8, telephone number (604) 687-2298. The total rentable space of 2,100 square feet is sub-leased. The sub-lease includes the use of furniture, utilities, photocopier and telephone system.

The company owns the following equipment in good condition:

          o     One (1) NEC Computer

          o     One (1) Panasonic Laser Printer

          o     One (1) AGHA Scanner

          o     One (1) Generic K6-350 Computer

          o     One (1) Brother Laser Printer

          o     One (1) Filing Cabinet

          o     One (1) Office Desk and Chair

          o     Paintings and Miscellaneous Decor Items


The company will develop specific policies regarding the allocation of assets once the Chief Financial Officer has been brought on board. The current use of equipment will be for the generation of income versus capital gains. Specific investments of funds in securities, real estate, mortgages and other investment programs will be developed by the CFO and will be approved by the Board of Directors.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To the best of the company's knowledge there are no transactions involving any director, executive officer, any nominee for election as a director or officer or any security holder who is a beneficial owner or any member of the immediate family of the same.

                             EXECUTIVE COMPENSATION

No compensation is currently being paid by the company to any of the executives. It is possible that upon completion of equity financing a compensation package will be developed, however there is no time frame for the foreseeable future. Compensation of executives will be determined by the Board of Directors and shareholders of the company will not have the opportunity to vote on or approve such compensation. The Board of Directors will be developing a compensation package that will be within industry standards for executives similarly situated with other companies in the same industry.


                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

To the best of the company's knowledge there has been no disagreement with the independent auditors regarding the method(s) used in the preparation of the financials for this filing.


                             ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form SB-2 filed under the Securities Act of 1933, as amended (which is referred to later as the "Securities Act"). This prospectus does not contain all of the information in the Registration Statement and its exhibits. Statements in this prospectus about any contract or other document are just summaries. You may be able to read the complete document as an exhibit to the Registration Statement.

Archon Group, Inc., when it becomes a fully reporting company, will have to file reports under the Securities Exchange Act of 1934, as amended (which is referred to later as the "Exchange Act"). You may read and copy the Registration Statement and our report at the Securities and Exchange Commission's (which is referred to later as the "Commission") public reference rooms at 450 Fifth Street, N.W. Washington, D.C. 20549, Seven World Trade Center, 13th Floor, New York, New York 10048. (You may telephone the Commission's Public Reference Branch at 800-SEC-0330.) Our Registration Statement and reports will also be available on the Commission's Internet site at http://www.sec.gov.

We intend to furnish our stockholders with annual reports containing financial statements audited by an independent public accounting firm after the end of each fiscal year.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Certified Public Accountants ......................... F-1

Balance Sheets

 July 31, 2000 and December 31, 1999 ....................................... F-2

Statement of Operations, For the Seven Months Ended

  July 31, 2000, and

 For The Year Ended December 31, 1999 ...................................... F-3

Statement of Stockholders' Equity

  Since February 10, 1999 (Inception) to July 31, 2000 ..................... F-4

Statement of Cash Flows, For The Seven Months Ended

  July 31, 2000, and

  For The Year Ended December 31, 1999 ..................................... F-5

Notes to Financial Statements .............................................. F-6

                               ARCHON GROUP, INC.
                          (Formerly The Harrison Corp.)
                          (A Development Stage Company)

                                       -:-

                          INDEPENDENT AUDITOR'S REPORT

                                  JULY 31, 2000

                                       AND

                                DECEMBER 31, 1999

                                    CONTENTS


                                                                           Page

Independent Auditor's Report...............................................F - 1

Balance Sheets
  July 31, 2000 and December 31, 1999......................................F - 2

Statements of Operations for the
  Seven Months Ended July 31, 2000 and the Year Ended December 31, 1999....F - 3

Statement of Stockholders' Equity
 Since February 10, 1999 (inception) to July 31, 2000......................F - 4

Statements of Cash Flows for the
  Seven Months Ended July 31, 2000 and the Year Ended December 31, 1999....F - 5

Notes to Financial Statements..............................................F - 6

                          INDEPENDENT AUDITOR'S REPORT

Archon Group, Inc.
(formerly The Harrison Corp.)
(A Development Stage Company)


     We have audited the accompanying balance sheets of Archon Group, Inc. (formerly The Harrison Corp.) (a development stage company) as of July 31, 2000 and December 31, 1999, and the related statements of operations, and cash flows for the seven months ended July 31, 2000 and the year ended December 31, 1999 and the statement of stockholders' equity from February 10, 1999 (inception) to July 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Archon Group, Inc. (formerly The Harrison Corp.) (a development stage company) as of July 31, 2000 and December 31, 1999, and the results of its operations and its cash flows for the seven months ended July 31, 2000 and the year ended December 31, 1999 in conformity with generally accepted accounting principles.

                                                  Respectfully submitted



                                                  /S/ Robison, Hill & Co.
                                                  ------------------------
                                                  Certified Public Accountants

Salt Lake City, Utah
October 4, 2000

                               ARCHON GROUP, INC.
                          (formerly The Harrison Corp.)
                          (A Development Stage Company)
                                 BALANCE SHEETS





                                                           July 31, December 31,
                                                           --------------------
                                                             2000        1999
                                                           --------     -------

Assets: ...............................................    $   --       $  --
                                                           ========     =======

Liabilities - Accounts Payable ........................    $   --       $  --
                                                           --------     -------

Stockholders' Equity:
  Common Stock, Par value $.0005
    Authorized 50,000,000 shares,
    Issued 26,640,000 shares at July 31, 2000
    and 17,389,750 at December 31, 1999 ...............      13,320       8,695
  Paid-In Capital .....................................        --          --
  Deficit Accumulated During the
    Development Stage .................................     (13,320)     (8,695)
                                                           --------     -------

     Total Stockholders' Equity .......................        --          --
                                                           --------     -------

     Total Liabilities and
       Stockholders' Equity ...........................    $   --       $  --
                                                           ========     =======















   The accompanying notes are an integral part of these financial statements.

                               ARCHON GROUP, INC.
                          (formerly The Harrison Corp.)
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS





                                                                      Cumulative
                                                                        since
                                                                      February 10,
                                          Seven Months  For the year     1999
                                              Ended       ended       inception of
                                             July 31,   December 31,  development
                                              2000         1999         stage
                                             -------      -------      --------
Revenues: ..............................     $  --        $  --        $   --

Expenses: ..............................       4,625        8,695        13,320
                                             -------      -------      --------

     Net Loss ..........................     $(4,625)     $(8,695)     $(13,320)
                                             -------      -------      --------

Basic & Diluted loss per share .........     $  --        $  --
                                             =======      ========





















   The accompanying notes are an integral part of these financial statements.

                               ARCHON GROUP, INC.
                               ------------------
                          (formerly The Harrison Corp.)
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY
              SINCE FEBRUARY 10, 1999 (INCEPTION) TO JULY 31, 2000



                                                                   Deficit
                                                                  Accumulated
                                                                    Since
                                                                  February 10,
                                                                     1999
                                        Common                    inception of
                                        Stock    Par    Paid-In   Development
                                        Shares   Value   Capital    Stage
                                      ---------- -------  -------   --------
Balance at February 10, 1999 .........      --   $  --    $  --     $   --
(inception)

February 10, 1999 Issuance of Stock
  for Payment of Accounts Payable ....   470,000     235     --         --

Capital contributed by Shareholder ...      --      --      8,460       --

Net Loss .............................      --      --       --       (8,695)
                                      ---------- -------  -------   --------

Balance at December 31, 1999
 As Originally Reported ..............   470,000     235    8,460     (8,695)

Retroactive adjustment for 37
 to 1 stock split July 31, 2000 ......16,920,000   8,460   (8,460)      --
                                      ---------- -------  -------   --------

Restated balance January 1, 2000 .....17,390,000   8,695     --       (8,695)

February 10, 2000 Issuance of Stock
  for Payment of Accounts Payable .... 9,250,000   4,625     --

Net Loss .............................      --      --       --       (4,625)
                                      ---------- -------  -------   --------

Balance at July 31, 2000 .............26,640,000 $13,320  $  --     $(13,320)
                                      ========== =======  =======   ========





   The accompanying notes are an integral part of these financial statements.

                               ARCHON GROUP, INC.
                               ------------------
                          (formerly The Harrison Corp.)
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                     Cumulative
                                                   Seven   For the     Since
                                                   months   years   February 10,
                                                   ended    ended       1999
                                                   July    December inception of
                                                    31,       31,    Development
                                                  -------  ---------   ------
                                                   2000       1999      Stage
                                                  -------   --------   --------
CASH FLOWS FROM OPERATING
ACTIVITIES:
Net Loss ......................................   $(4,625)  $ (8,695)  $(13,320)
Increase (Decrease) in Accounts Payable .......      --         --         --
                                                  -------   --------   --------
  Net Cash Used in operating activities .......    (4,625)    (8,695)   (13,320)
                                                  -------   --------   --------

CASH FLOWS FROM INVESTING
ACTIVITIES:
Net cash provided by
  investing activities ........................      --         --         --
                                                  -------   --------   --------

CASH FLOWS FROM FINANCING
ACTIVITIES:
Issuance of Common Stock ......................     4,625        235      4,860
Capital contributed by shareholder ............      --        8,460      8,460
                                                  -------   --------   --------
Net Cash Provided by
  Financing Activities ........................     4,625      8,695     13,320
                                                  -------   --------   --------

Net (Decrease) Increase in
  Cash and Cash Equivalents ...................      --         --         --
Cash and Cash Equivalents
  at Beginning of Period ......................      --         --         --
                                                  -------   --------   --------
Cash and Cash Equivalents
  at End of Period ............................   $  --     $   --     $   --
                                                  =======   ========   ========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the year for:
  Interest ...................................... $  --     $  --     $   --
  Franchise and income taxes .................... $   125   $  --     $    125

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND
FINANCING ACTIVITIES: None
   The accompanying notes are an integral part of these financial statements.

                               ARCHON GROUP, INC.
                          (formerly The Harrison Corp.)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE SEVEN MONTHS ENDED JULY 31, 2000 AND
                        THE YEAR ENDED DECEMBER 31, 1999
                        --------------------------------


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     This summary of accounting policies for Archon Group, Inc. (formerly The Harrison Corp.) is presented to assist in understanding the Company's financial statements. The accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Organization and Basis of Presentation

     The Company was incorporated under the laws of the State of Nevada on February 10, 1999. Since February 10, 1999, the Company is in the development stage, and has not commenced planned principal operations.

Nature of Business

     The Company has no products or services as of July 31, 2000. The Company was organized as a vehicle to seek merger or acquisition candidates. The Company intends to acquire interests in various business opportunities, which in the opinion of management will provide a profit to the Company.

Cash and Cash Equivalents

     For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Pervasiveness of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                               ARCHON GROUP, INC.
                          (formerly The Harrison Corp.)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE SEVEN MONTHS ENDED JULY 31, 2000 AND
                        THE YEAR ENDED DECEMBER 31, 1999
                        --------------------------------
                                   (Continued)

NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
(Continued)

Loss per Share

     The reconciliations of the numerators and denominators of the basic loss per share computations are as follows:


                                                            Per-Share
                              Income           Shares        Amount
                              ------           ------        ------
                             (Numerator)    (Denominator)

                             For the seven months ended July 31, 2000
Basic Loss per Share
Loss to common shareholders  $      (4,625)    26,640,000   $     --
                             =============  =============   ==========


                             For the year ended December 31, 1999
Basic Loss per Share
Loss to common shareholders  $      (8,695)    17,389,750   $     --
                             =============  =============   ==========

     The effect of outstanding common stock equivalents would be anti-dilutive for July 31, 2000 and December 31, 1999 and are thus not considered.

Concentration of Credit Risk

     The Company has no significant off-balance-sheet concentrations of credit risk such as foreign exchange contracts, options contracts or other foreign hedging arrangements. The Company maintains the majority of its cash balances with one financial institution, in the form of demand deposits.

NOTE 2 - INCOME TAXES

     As of July 31, 2000, the Company had a net operating loss carryforward for income tax reporting purposes of approximately $13,000 that may be offset against future taxable income through 2019. Current tax laws limit the amount of loss available to be offset against future taxable

                               ARCHON GROUP, INC.
                          (formerly The Harrison Corp.)
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                  FOR THE SEVEN MONTHS ENDED JULY 31, 2000 AND
                        THE YEAR ENDED DECEMBER 31, 1999
                        --------------------------------
                                   (Continued)

NOTE 2 - INCOME TAXES (continued)

income when a substantial change in ownership occurs. Therefore, the amount available to offset future taxable income may be limited. No tax benefit has been reported in the financial statements, because the Company believes there is a 50% or greater chance the carryforwards will expire unused. Accordingly, the potential tax benefits of the loss carryforwards are offset by a valuation allowance of the same amount.

NOTE 3 - DEVELOPMENT STAGE COMPANY

     The Company has not begun principal operations and as is common with a development stage company, the Company has had recurring losses during its development stage.

NOTE 4 - COMMITMENTS

     As of July 31, 2000 all activities of the Company have been conducted by corporate officers from either their homes or business offices. Currently, there are no outstanding debts owed by the company for the use of these facilities and there are no commitments for future use of the facilities.

NOTE 5 - STOCK SPLIT

     On July 31, 2000 the Board of Directors authorized 37 to 1 stock split for the Company's common stock. As a result of the split, 25,920,000 shares were issued. All references in the accompanying financial statements to the number of common shares and per-share amounts for 2000 and 1999 have been restated to reflect the stock split.

NOTE 6 - MERGER

     On August 4, 2000 the Company entered into an Acquisition Agreement with Quantum Net, Inc. The acquisition will be reported as a reverse acquisition with Quantum Net, Inc. being the survivor for accounting purposes.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 24.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

Section 78(1)(2)(3) & (4) of the Nevada Revised Statutes (the "NRS") permits corporations to indemnify a Director, Officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expense. Our Articles of Incorporation and By-laws do not include such a provision automatically indemnifying a Director, Officer or control person of the corporation or its stockholders for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such.

Our By-laws, Article X Section 3, do permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether or not Nevada law would permit indemnification.
ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of the offering, all of which are to be borne by the Registrant, are as follows:


SEC Filing Fee .................................................    $    10    *
Printing Expenses ..............................................      2,000    *
Accounting Fees and Expenses ...................................      3,000    *
Legal Fees and Expenses ........................................     15,000    *
Blue Sky Fees and Expenses .....................................      5,000    *
Registrar and Transfer Agent Fees ..............................        500
Miscellaneous ..................................................      1,000    *
                                                                               -
Total ..........................................................    $26,510
                                       *Estimated Amounts


All expenses of the registration will be borne by Archon.


ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

The following securities of Archon Group, Inc. were issued by Archon within the past two (2) years and were not registered under the Securities Act of 1933. Upon incorporation there were 26,640,000 shares of common stock issued pursuant to the exemption from registration contained within Section 4(2) of the Securities Act of 1933, to company officers and directors. Pursuant to a Board resolution of the corporation a forward split of 37 to 1 was completed and a reorganization occurred on August 4, 2000 and an additional 2,278,250 shares were issued from treasury for due consideration from the merging corporation.


ITEM 27.  EXHIBITS.

The following Exhibits are filed as part of this Registration Statement pursuant to Item 601 of Regulation S-B:


EXHIBIT NUMBER                          DESCRIPTION
--------------                          -----------

3.1                                Articles of Incorporation
3.2                                Corporate By-Laws
4.1                                Form of Common Stock Certificate
5.1*                               Opinion of Counsel
23.1*                              Consent of Robinson, Hill & Co.
23.2*                              Consent of Richard E. Daniels, Esq. (see 5.1)
27.1*                              Financial Data Schedule

* To be filed by amendment.

ITEM 28.  UNDERTAKINGS.

(a)  The undersigned Company hereby undertakes to:

(1) File, during any period in which it offers or sells securities, a post effective amendment to this Registration Statement to:

     i. Include any prospectus required by Section I 0(a)(3) of the Securities Act of 1933 (the "Securities Act");

     ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement.

     iii. Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

b)         Insofar  as  indemnification   for  liabilities   arising  under  the
           Securities Act may be permitted to directors, officers and controlling persons of Archon pursuant to the foregoing provisions, or otherwise, Archon has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

           In the event that a claim for indemnification against such liabilities (other than the payment by Archon of expenses incurred or paid by a director, officer or a controlling person of Archon in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Archon will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of competent jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Vancouver, B.C., Canada, on November 13, 2000.


Archon Group, Inc.


BY: /s/ Andrew Mah


Andrew Mah
President/Director

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


SIGNATURE                    TITLE                      DATE

/s/ Andrew Mah               President              November 13, 2000
--------------
Andrew Mah                   Director

/s/ Daniel Yu                Director of Operations November 13, 2000
-------------
Daniel Yu                    Director

/s/ James Tutton             Secretary              November 13, 2000
----------------
James Tutton

/s/ Philip Toy               Treasurer              November 13, 2000
--------------
Philip Toy


                                       21